Exhibit 4.2

BERKSHIRE HATHAWAY FINANCE CORPORATION

OFFICERS’ CERTIFICATE

ESTABLISHING THE TERMS OF THE

2.300% SENIOR NOTES DUE 2027

March 15, 2022

The undersigned, Marc D. Hamburg and Robert P. Reeson, do hereby certify pursuant to Section 3.01 of that certain Indenture, dated as of January 28, 2022 (the “Indenture”), among Berkshire Hathaway Finance Corporation (the “Corporation”), Berkshire Hathaway Inc., as Guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee, that:

1. They are (i) the President and (ii) the Assistant Secretary, respectively, of the Corporation.

2. As such officers, they are authorized to execute and deliver this Officers’ Certificate on behalf of the Corporation.

3. Attached hereto as Annex A is a true and correct copy of a specimen note representing the Corporation’s 2.300% Senior Notes due 2027 (the “Notes”).

4. The Notes are a separate series of Securities under the Indenture. The terms of the Notes set forth in the form of Notes attached hereto as Annex A are incorporated herein by reference.

5. The title of the Notes shall be the “2.300% Senior Notes due 2027.”

6. The Corporation will issue $750,000,000 aggregate principal amount of Notes on the date hereof. The Corporation may issue additional Notes from time to time after the date hereof, and such Notes will be treated as part of the same series of which the Notes are a part for all purposes under the Indenture.

7. The principal amount of the Notes will mature on March 15, 2027.

8. The Notes will bear interest from March 15, 2022 at the rate of 2.300% per annum, payable on each March 15 and September 15, commencing on September 15, 2022, to the holders of record of the Notes at the close of business on the March 1 or September 1 (whether or not a Business Day), as the case may be, immediately preceding such March 15 or September 15.

9. Interest on the Notes will be computed on the basis of a 360 day year of twelve 30-day months. The amount of interest payable on the notes for any full semi-annual interest period will be computed on the basis of a 360-day year of twelve 30-day months. The amount of interest payable for any period shorter than a full semi-annual interest period for which interest is computed will be computed on the basis of 30-day months and, for periods of less than a month, the actual number of days elapsed per 30-day month.

10. Payment of the principal of and premium, if any, and interest on the Notes will be made at the office or agency of the Corporation maintained for that purpose in The City of New York, New York (or, if the Corporation does not maintain such office or agency, at the corporate trust office of the Trustee in The City of New York or if the Trustee does not maintain an office in The City of New York, at the office of a Paying Agent in The City of New York), in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debt; provided, however, that at the option of the Corporation payments of principal, premium, if any, or interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register, subject to surrender at such office or agency, in the case of payments of principal and premium.

11. The Notes may be redeemed in whole or in part pursuant to the terms set forth in the form of Notes incorporated herein by reference. Notwithstanding Section 11.04 of the Indenture, notice of such redemption need not set forth the Redemption Price, but only the manner of calculation thereof. The Corporation shall give the Trustee notice of such Redemption Price promptly after the calculation thereof and the Trustee shall have no responsibility for such calculation.

12. The Notes are issuable in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

13. The Notes shall be defeasible in whole or in part pursuant to the terms of the Indenture, including, without limitation, Section 13.02 and Section 13.03 of the Indenture.

14. The Notes will initially be issued in the form of one or more Global Securities. The Depository Trust Company shall serve as the Depositary for such Global Securities. In addition to the legend for Global Securities set forth in Section 2.02 of the Indenture, the Notes shall bear the following legend:

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO BERKSHIRE HATHAWAY FINANCE CORPORATION OR ITS AGENT FOR REGISTRATION OR TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

15. All of the Corporation’s obligations under the Notes will be unconditionally and irrevocably guaranteed by Berkshire Hathaway Inc., as Guarantor. The form of Guarantee is attached to the specimen Note attached hereto as Annex A, and is incorporated herein by reference.

16. The Notes and the authentication pages to the Notes may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. The Trustee may authenticate the Notes by manual, facsimile or electronic signature. Electronically imaged signatures such as ..pdf files, faxed signatures or other electronic signatures to the Notes and the authentication pages to the Notes shall have the same effect as original signatures.

All capitalized terms used herein and not otherwise defined shall have the meanings given such terms in the Indenture.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, this Officers’ Certificate has been executed by the undersigned as of the date first written above.

/s/ Marc D. Hamburg
Name: Marc D. Hamburg
Title: President

/s/ Robert P. Reeson
Name: Robert P. Reeson
Title: Assistant Secretary

[BHFC – Officers’ Certificate Establishing Terms of 2.300% Senior Notes due 2027]

Annex A

SPECIMEN OF NOTE

2.300% Senior Notes due 2027

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
as Trustee,

By:
Name:
Title:

Dated: March 15, 2022

THIS DEBT SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS DEBT SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS DEBT SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO BERKSHIRE HATHAWAY FINANCE CORPORATION OR ITS AGENT FOR REGISTRATION OR TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

BERKSHIRE HATHAWAY FINANCE CORPORATION

...........................................................

2.300% Senior Notes due 2027

CUSIP: 084664CZ2

ISIN: US084664CZ24

No.	$ (as revised by the Schedule of Increases and Decreases in Global Security attached hereto)

BERKSHIRE HATHAWAY FINANCE CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., the registered Holder hereof, the principal sum of                         ($             ) (as revised by the Schedule of Increases and Decreases in Global Security attached hereto) on March 15, 2027, and to pay interest thereon from and including March 15, 2022 or from and including the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, semi-annually on March 15 and September 15 in each year, commencing September 15, 2022 (each an “Interest Payment Date”), at the rate of 2.300% per annum (as adjusted, if at all, pursuant to such Indenture, the “Interest Rate”), until the principal hereof is paid or made available for payment; provided that any principal, and any such installment of interest, which is overdue shall bear interest at the Interest Rate (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Debt Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date (whether or not a Business Day) for such interest. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Debt Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Debt Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debt Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in such Indenture. “Regular Record Date” means, with respect to any Interest Payment Date, the March 1 or September 1 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date.

Payment of the principal of and premium, if any, and interest on this Debt Security will be made at the office or agency of the Company maintained for that purpose in the City of New York, New York (or, if the Company does not maintain such office or agency, at the corporate trust office of the Trustee in the City of New York or if the Trustee does not maintain an office in the City of New York, at the office of a Paying Agent in the City of New York), in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debt; provided, however, that at the option of the Company payments of principal, premium or interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register, subject to surrender at such office or agency, in the case of payments of principal or premium.

Prior to February 15, 2027 (the “Par Call Date”), this Debt Security may be redeemed in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming this Debt Security matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 10 basis points less (b) interest accrued to, but excluding, the date of redemption, and

(2) 100% of the principal amount of this Debt Security to be redeemed,

plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date.

On or after the Par Call Date, the Company may redeem this Debt Security, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of this Debt Security being redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate will be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities—Treasury constant maturities—Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company will select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life—and will interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 will be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third Business Day preceding the redemption date H.15 TCM or any successor designation or publication is no longer published, the Company will calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date. If there is no United States Treasury security maturing on the Par Call Date, but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date, and one with a maturity date following the Par Call Date, the Company will select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company will select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security will be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Company’s actions and determinations in determining the redemption price will be conclusive and binding for all purposes, absent manifest error. The Trustee will have no responsibility to determine or calculate the redemption price.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to the Holder of this Debt Security. Any notice of redemption may, at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of securities offerings or other corporate transactions. The Company will give the notice in the manner provided in Section 11.04 of the Indenture.

In the case of a partial redemption of all Debt Securities of this Series, selection of the particular Debt Securities of this series for redemption will be made pro rata, by lot or by such other method as the Trustee in its sole discretion deems appropriate and fair. No Debt Securities of a principal amount of $2,000 or less will be redeemed in part. If any Debt Security is to be redeemed in part only, the notice of redemption that relates to the Debt Security will state the portion of the principal amount of the Debt Security to be redeemed. A new Debt Security in a principal amount equal to the unredeemed portion of the Debt Security will be issued in the name of the Holder of the Debt Security upon surrender for cancellation of the original Debt Security. For so long as the Debt Securities are held by Depository Trust Company (or another depositary), the redemption of the Debt Securities will be done in accordance with the policies and procedures of the Depositary.

Unless the Company defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on this Debt Security or portions thereof called for redemption.

Reference is hereby made to the further provisions of this Debt Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual, facsimile or electronic signature, this Debt Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated: March 15, 2022	BERKSHIRE HATHAWAY FINANCE CORPORATION

By:
	Name:	Marc D. Hamburg
	Title:	President

Attest:

Name: Robert P. Reeson
Title: Assistant Secretary

[REVERSE OF DEBT SECURITY]

This Debt Security is one of a duly authorized series of notes of the Company (herein called the “Debt Securities”), issued and to be issued in one or more series under an Indenture, dated as of January 28, 2022 (herein called the “Base Indenture”, and as supplemented by the Officers’ Certificate dated March 15, 2022 with respect to this Debt Security, together with the Base Indenture, called the “Indenture”), among the Company, as issuer, Berkshire Hathaway Inc., as guarantor (herein called the “Guarantor,” which term shall include any successor Guarantor under the Indenture), and The Bank of New York Mellon Trust Company, N.A., as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantor, the Trustee and the Holders of the Debt Securities and of the terms upon which the Debt Securities are, and are to be, authenticated and delivered. This Debt Security is one of the series designated on the face hereof, initially limited in aggregate principal amount to $750,000,000. The Company may at any time issue additional securities under the Indenture in unlimited amounts having the same terms as the Debt Securities of a series, provided that no additional securities of a series may be issued if at the time of issuance an Event of Default has occurred and is continuing with respect to such series of securities.

This Debt Security does not have the benefit of any sinking fund obligation.

In the event of redemption of this Debt Security in part only, a new Debt Security or Debt Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

The Indenture contains provisions for defeasance at any time of the entire Indebtedness of this Debt Security or of certain restrictive covenants and Events of Default with respect to this Debt Security, in each case upon compliance with certain conditions set forth in the Indenture.

If an Event of Default with respect to the Debt Securities of this series shall occur and be continuing, the principal of the Debt Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the Guarantor and the rights of the Holders of the Debt Securities of each series and of Guarantees to be affected under the Indenture at any time by the Company, the Guarantor and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Debt Securities at the time Outstanding of each series to be affected (voting together as a single class). The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Debt Securities of each series at the time Outstanding, on behalf of the Holders of all Debt Securities of such series, to waive compliance by the Company and/or the Guarantor with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Debt Security shall be conclusive and binding upon such Holder and upon all future Holders of this Debt Security and of any Debt Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Debt Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Debt Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Debt Securities of this series, the Holders of at least 33% in principal amount of the Debt Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity or security reasonably satisfactory to it, and the Trustee shall not have received from the Holders of a majority in principal amount of Debt Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Debt Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Debt Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any interest on this Debt Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Debt Security is registrable in the Security Register, upon surrender of this Debt Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Debt Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or the Holder’s attorney duly authorized in writing, and thereupon one or more new Debt Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Indenture and this Debt Security are governed by the laws of the State of New York, without regard to conflicts of laws provisions thereof.

The Debt Securities of this series are issuable in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Debt Securities of this series are exchangeable for a like aggregate principal amount of Debt Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made to a Holder for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Debt Security for registration of transfer, the Company, the Guarantor, the Trustee and any agent thereof may treat the Person in whose name this Debt Security is registered as the owner hereof for all purposes, whether or not this Debt Security be overdue, and none of the Company, the Guarantor, the Trustee or any such agent shall be affected by notice to the contrary.

Except in the limited circumstances described in Section 3.05 of the Indenture, the Debt Securities of this series shall be issued in the form of one or more Global Securities and The Depository Trust Company shall be the Depositary for such Global Security or Securities.

All terms used in this Debt Security which are not defined herein and are defined in the Indenture shall have the meanings assigned to them in the Indenture.

GUARANTEE OF

BERKSHIRE HATHAWAY INC.

FOR VALUE RECEIVED, Berkshire Hathaway Inc., a Delaware corporation (the “Guarantor”), hereby absolutely, unconditionally and irrevocably guarantees to the holders (the “Holders”) of any security authenticated and delivered (each a “Security”) by The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”) under that certain Indenture, dated as of January 28, 2022 (the “Indenture”), among the Trustee, the Guarantor and Berkshire Hathaway Finance Corporation, a Delaware corporation (“Issuer”), the full and prompt payment when due (whether at stated maturity, by acceleration or otherwise) of all present and future payment obligations of the Issuer pursuant to the terms of such Security and/or the Indenture, whether direct or indirect, absolute or contingent, and whether for principal, interest, fees, expenses, indemnification or otherwise (collectively, the “Obligations”). Nothing herein shall be deemed to guarantee any obligation of the Issuer other than the Obligations. Nothing herein shall be deemed to guarantee any obligation of any person or entity other than the Issuer.

The Guarantor’s obligations hereunder shall be unconditional and absolute, and shall not be released, discharged or otherwise affected by (i) the existence, validity, enforceability, perfection or extent of any collateral therefor, (ii) any lack of validity or enforceability of any provision of the Security or the Indenture, (iii) any liquidation, bankruptcy, insolvency, reorganization or other similar proceeding affecting the Issuer or its assets, or (iv) any other circumstance relating to the Obligations that might otherwise constitute a legal or equitable discharge of, or defense to, the Guarantor. The Guarantor agrees that the Holders and/or the Trustee may resort to the Guarantor, as primary obligor and not merely as surety, for payment of any of the Obligations whether or not the Holders or the Trustee shall have proceeded against the Issuer or any other obligor principally or secondarily obligated with respect to any of the Obligations. Neither the Holders nor the Trustee shall be obligated to file any claim relating to any of the Obligations in the event that the Issuer becomes subject to a bankruptcy, reorganization or similar proceeding, and the failure of the Holders or the Trustee to so file shall not affect the Guarantor’s obligations hereunder. In the event that any payment to the Holders by the Issuer in respect of any Obligations is rescinded or must otherwise be returned for any reason whatsoever, the Guarantor shall remain liable hereunder with respect to such Obligations as if such payment had not been made.

The Guarantor agrees that, subject to the Indenture, the Holders and/or the Trustee may at any time and from time to time, either before or after the maturity thereof, without notice to or further consent of the Guarantor, extend the time of payment of, exchange or surrender any collateral for, or renew any of the Obligations, and may also make any agreement with the Issuer or with any other party to or person liable on any of the Obligations or interested therein, for the extension, renewal, payment, compromise, discharge or release thereof, in whole or in part, or for any modification of the terms thereof or of any agreement between the Holders, the Trustee and the Issuer or any such other party or person, and that none of the foregoing shall in any way impair or affect this Guarantee.

The Guarantor hereby unconditionally and irrevocably waives, to the fullest extent permitted by law, (a) notice of the acceptance of this Guarantee and of the Obligations, presentment, demand for payment, notice of dishonor and protest, (b) any requirement that any Holder exhaust any right or take any action against the Issuer, and (c) any right to revoke this Guarantee.

The Guarantor agrees to pay on demand all fees and out-of-pocket expenses incurred by the Holders or the Trustee in any way relating to the enforcement or protection of the rights of the Holders and/or the Trustee hereunder.

Upon payment of any of the Obligations, the Guarantor shall be subrogated to the rights of the Holders and/or the Trustee against the Issuer with respect to such Obligations, and the Holders and the Trustee agree to take such steps, at the Guarantor’s expense, as the Guarantor may reasonably request to implement such subrogation; provided, however, that the Guarantor shall not be entitled to enforce, or to receive any payments arising out of or based upon, such right of subrogation during any period in which any amount payable by the Issuer under the Security or the Indenture is overdue or unpaid.

No failure on the part of the Holders or the Trustee to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Holders or the Trustee of any right, remedy or power hereunder preclude any other or future exercise of any right, remedy or power. Each and every right, remedy and power hereby granted to the Holders or the Trustee or allowed any of them by law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by the Holders or the Trustee at any time or from time to time.

The Guarantor hereby represents and warrants that:

(a) the Guarantor is duly organized, validly existing and in good standing as a corporation under the laws of the State of Delaware and has full corporate power to execute, deliver and perform this Guarantee;

(b) the execution, delivery and performance of this Guarantee have been and remain duly authorized by all necessary corporate action and do not contravene any provision of the Guarantor’s certificate of incorporation or by-laws, as amended to date, or any law, regulation, rule, decree, order, judgment or contractual restriction binding on the Guarantor or its assets;

(c) all consents, licenses, clearances, authorizations and approvals of, and registrations and declarations with, any governmental authority or regulatory body necessary for the due execution, delivery and performance of this Guarantee have been obtained and remain in full force and effect and all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with, any governmental authority or regulatory body is required in connection with the execution, delivery or performance of this Guarantee;

(d) this Guarantee constitutes a legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and

(e) there are no actions, suits or arbitration proceedings pending or, to the knowledge of the Guarantor, threatened against it, at law or in equity, which, individually or in the aggregate, if adversely determined, would materially adversely affect the financial condition of the Guarantor or materially impair its ability to perform its obligations under this Guarantee.

The Guarantor may not assign its obligations hereunder to any person (except as permitted by the Indenture) without the prior written consent of the Holders or the Trustee.

All payments by the Guarantor to the Holders or the Trustee shall be made in accordance with the provisions of the Indenture and the Security; provided, however, that payment of any fees or expenses pursuant to the fifth paragraph hereof shall be made by wire transfer of immediately available funds to an account at a commercial bank in the United States specified to the Guarantor at least ten (10) days in advance of any demand for payment by the Holders or the Trustee.

All notices or demands on the Guarantor shall be deemed effective when received, shall be in writing and shall be delivered by hand or by registered mail, or by facsimile transmission promptly confirmed by registered mail, addressed to the Guarantor at:

Berkshire Hathaway Inc.

3555 Farnam Street

Omaha, NE 68131

Attention: Chief Financial Officer

Facsimile: (402) 346-3375

or to such other addresses or facsimile numbers as the Guarantor shall have notified the Holders or the Trustee in a written notice delivered in accordance with the Indenture.

This Guarantee shall remain in full force and effect and shall be binding on the Guarantor, its successors and assigns until all of the Obligations have been satisfied in full.

This Guarantee shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and to be performed solely within such State.

No amendment or waiver of any provision of this Guarantee shall in any event be effective unless the same shall be in writing and signed by the Trustee and the Guarantor.

If for any reason any provision or provisions hereof are determined to be invalid and contrary to any existing or future law, such invalidity shall not, to the fullest extent permitted by law, impair the operation of or effect of those portions of this Guarantee that are valid.

THE GUARANTOR WAIVES ANY RIGHT IT MAY HAVE TO A JURY TRIAL IN CONNECTION WITH ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATED IN ANY WAY TO THIS GUARANTEE.

Dated: March 15, 2022	BERKSHIRE HATHAWAY INC.

By:
Name:Marc D. Hamburg
Title:Senior Vice President and Chief Financial Officer

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The following increases or decreases in this Debt Security have been made:

Date of exchange	Amount of decrease in principal amount of this Debt Security	Amount of increase in principal amount of this Debt Security	Principal amount of this Debt Security following such decrease or increase	Signature of authorized signatory of Trustee or Security Custodian

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this Debt Security to:

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        (Insert assignee’s social security or tax identification number)

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                    (Insert address and zip code of assignee)

and irrevocably appoints _______ as agent to transfer this Debt Security on the Security Register. The agent may substitute another to act for him or her.

Dated:                             Signature:

                                 Signature Guarantee:

(Sign exactly as your name appears on the other side of this Debt Security)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.